As filed with the Securities and Exchange Commission on March 16, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	22-1760285
(State or other jurisdiction	(I.R.S. employer identification
of incorporation or organization)	number)
150 Clove Road
Little Falls, New Jersey 07424
(Address of principal executive offices)(Zip code)

Cantel Medical Corp. 2006 Equity Incentive Plan

(Full title of plan)

Eric W. Nodiff, Esq.

Senior Vice President, General Counsel and Secretary

Cantel Medical Corp.

150 Clove Road

Little Falls, New Jersey 07424

(Name and address of agent for service)

(973) 890-7220

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.10	600,000 shares	$22.60	$13,560,000	$1,554.00

(1)   This Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low sales prices of Common Stock reported on the New York Stock Exchange on March 12, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Cantel Medical Corp. (the “Company” or the “Registrant”), to register an additional 600,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), for issuance pursuant to awards granted under the Company’s 2006 Equity Incentive Plan (as amended, the “Plan”). The Company previously filed Registration Statements on Form S-8 (File Nos. 333-140388, 333-157033 and 333-163806) to register an aggregate of 3,127,500 shares of Common Stock under the Plan.

At the Annual Meeting of Stockholders of the Company held on January 12, 2012 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 600,000, as adjusted by a three-for-two stock split, to a total of 3,727,500 shares.

In accordance with General Instruction E of Form S-8, the contents of the Company’s earlier Registration Statements on Form S-8 (File Nos. 333-140388, 333-157033 and 333-163806) are incorporated herein by reference, except that certain provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a)   The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011 (the “Annual Report”);

(b)   The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2011 and January 31, 2012;

(c)   The Company’s Current Reports on Form 8-K filed on August 5, 2011 (as amended by the Company’s Current Report on Form 8-K/A filed on October 17, 2011), October 27, 2011 (as amended by the Company’s Current Report on Form 8-K/A filed on October 28, 2011), November 30, 2011, December 1, 2011, January 17, 2012 (as amended by the Company’s Current Report on Form 8-K/A filed on January 18, 2012) and March 12, 2012 (Item 5.02 only);

(d)   The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of the Annual Report, from the Company’s definitive Proxy Statement for its Annual Meeting of Shareholders, filed on November 28, 2011; and

(e)   The description of the Common Stock contained in the Registration Statement of the Company on Form 8-A filed on April 10, 1972 including any amendment or report filed or to be filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.   Interests of Named Experts and Counsel.

The legality of the shares of common stock registered hereunder has been passed upon by Eric W. Nodiff, the Company’s Senior Vice President and General Counsel. As of March 16, 2012, Mr. Nodiff owned 70,378 shares of the Company’s common stock and held options to purchase 11,249 shares of the Company’s common stock. Of the options held by Mr. Nodiff, 4,250 were exercisable as of March 16, 2012.

Item 8.   Exhibits

Exhibit Number	Description of Document

5.1	Opinion of Eric W. Nodiff, Esq., General Counsel of Registrant.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Eric W. Nodiff, Esq. (included in his opinion filed as Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page to this registration statement).
99.1	2006 Equity Incentive Plan, as amended. (Incorporated herein by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012).
99.2	Stock Split Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Little Falls, state of New Jersey, on this 16th day of March, 2012.

CANTEL MEDICAL CORP.

By:	/s/ Andrew A. Krakauer
	Name:	Andrew A. Krakauer
	Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew A. Krakauer and Eric W. Nodiff, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew A. Krakauer
Andrew A. Krakauer	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2012

/s/ Craig A. Sheldon
Craig A. Sheldon	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 16, 2012

/s/ Charles M. Diker
Charles M. Diker	Chairman of the Board and Director	March 16, 2012

/s/ Alan J. Hirschfield
Alan J. Hirschfield	Director	March 16, 2012

/s/ Alan R. Batkin
Alan R. Batkin	Director	March 16, 2012

/s/ Ann E. Berman
Ann E. Berman	Director	March 16, 2012

/s/ Joseph M. Cohen
Joseph M. Cohen	Director	March 16, 2012

/s/ Mark N. Diker
Mark N. Diker	Director	March 16, 2012

/s/ George L. Fotiades
George L. Fotiades	Vice Chairman of the Board and Director	March 16, 2012

Peter J. Pronovost	Director

/s/ Bruce Slovin
Bruce Slovin	Director	March 16, 2012